                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                        Kenneth Cole Productions, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                 Kenneth Cole
                                   New York

Kenneth Cole Productions, Inc.
152 West 57th Street
New York, NY 10019

                                          April 22, 1999

To our Shareholders:

On behalf of the Board of Directors and management of Kenneth Cole Productions, Inc., I cordially invite you to attend the Annual Meeting of Shareholders on Thursday, May 27, 1999 at 10:00 A.M. at the Company's administrative offices, 2 Emerson Lane, Secaucus, NJ 07094.

The principal matters of business will be the election of six members of the Board of Directors, to amend the Company's employee stock option plan to increase by 500,000 the number of shares authorized for issuance, to approve the Kenneth Cole Productions, Inc. 1999 Bonus Plan, and the ratification of Ernst & Young LLP as the Company's independent auditors. Additional details about the meeting are contained in the accompanying Notice of Annual Meeting and Proxy Statement. Certain directors and executive officers of the Company will be present at the meeting to respond to any questions that you may have. Accompanying the proxy materials is the Company's Annual Report to Shareholders for the year ended December 31, 1998. This report describes certain financial and operational aspects of the Company.

It is important that your shares be represented whether or not you are able to be present at the Annual Meeting. We are gratified by our shareholder's continued interest in Kenneth Cole Productions, Inc. and urge you to complete, sign and date the enclosed proxy card and return it promptly.

We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Kenneth D. Cole

                                          Kenneth D. Cole
                                          Chairman of the Board of Directors,
                                          President and Chief Executive
                                           Officer

                        KENNETH COLE PRODUCTIONS, INC.

                             152 West 57th Street
                              New York, NY 10019

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               ----------------

                                 May 27, 1999

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Kenneth Cole Productions, Inc. (the "Company"), a New York corporation, will be held on Thursday, May 27, 1999 at 10:00 A.M. at the Company's administrative offices, 2 Emerson Lane, Secaucus, NJ 07094 for the following purposes:

1. To elect six directors, two directors to be elected by the holders of the Company's Class A Common Stock and four directors to be elected by the holders of the Company's Class A Common Stock and the holder of the Company's Class B Common Stock voting together as a single class, to serve for a term of one year;

2. To amend the Kenneth Cole 1994 Employee Stock Option Plan to increase by 500,000 the number of shares authorized for issuance thereunder;

3.  To approve the Kenneth Cole Productions, Inc. 1999 Bonus Plan;

4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 1999 fiscal year; and

5. To transact such other business as may properly be brought before the meeting in connection with the foregoing or otherwise.

The Board of Directors set April 15, 1999 as the record date for the meeting. This means that shareholders of record at the close of business on that date are the only shareholders entitled to notice of and to vote at the meeting.

To assure your representation at the meeting, you are requested to fill in, date and sign the enclosed proxy, which is solicited by the Company's Board of Directors, and to mail it promptly in the envelope provided. Any shareholder attending the meeting may vote in person even if he or she previously returned a proxy.

                                          By Order of the Board of Directors,

New York, New York                        Stanley A. Mayer
April 22, 1999                            Secretary

                                   IMPORTANT

 A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

                        KENNETH COLE PRODUCTIONS, INC.
                             152 West 57th Street
                              New York, NY 10019

                               ----------------
              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                                 May 27, 1999

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Kenneth Cole Productions, Inc., a New York corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held at the Company's administrative offices, 2 Emerson Lane, Secaucus, NJ 07094, on Thursday, May 27, 1999 at 10:00 A.M. and at any adjournment or postponement thereof. The approximate date on which this proxy statement, the foregoing notice and the enclosed proxy were first mailed or given to shareholders was April 22, 1999.

  The principal executive offices of the Company are located at 152 West 57th Street, New York, New York 10019.

  Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Annual Meeting or by presenting a later dated proxy. Unless so revoked, shares represented by proxies received by the Company, where the shareholder has specified a choice with respect to the election of directors or the other proposals described in this proxy statement, will be voted in accordance with the specification(s) so made. In the absence of such specification(s), the shares will be voted FOR the election of all six nominees for the Board of Directors, FOR the amendment of the Company's employee stock option plan to increase by 500,000 the number of shares authorized for issuance, FOR the approval of the Kenneth Cole Productions, Inc. 1999 Bonus Plan and FOR ratification of the selection by the Board of Directors of Ernst & Young LLP as the Company's auditors for the current year. Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

  The expenses for the solicitation of proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the enclosed form of proxy and this proxy statement, will be paid by the Company. Such solicitation may be made in person or by telephone by officers and employees of the Company. In addition, the Company has retained Corporate Investor Communications, Inc. to assist in the search for, and the distribution of proxies to, beneficial owners of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), held in street name or by other nominees, and will pay such firm a fee of $850, plus reimbursement of direct, out-of-pocket expenses incurred by such firm in such activity. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of Class A Common Stock.

                                    VOTING

  On April 15, 1999 the Company had outstanding 7,287,568 shares of Class A Common Stock, par value $.01 (the "Class A Common Stock") and 5,785,398 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"). Only holders of record of the Class A Common Stock and the Company's Class B Common Stock at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting. All of the Class B Common Stock is owned by Kenneth D. Cole, President and Chief Executive Officer of the Company.

  Under applicable New York law and the Company's By-Laws, the presence in person or by proxy of a majority of the outstanding shares of the Class A Common Stock and the Class B Common Stock, in the aggregate, is necessary to constitute a quorum at the Annual Meeting. For these purposes, shares which are present or represented by proxy at the Annual Meeting will be counted regardless of whether the holder of the shares or the proxy fails to vote on a proposal ("abstentions") or whether a broker with authority fails to exercise its authority with respect thereto (a "broker non-vote"). Abstentions and broker non-votes will not be included, however, in the tabulation of votes cast on proposals presented to shareholders. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld (i.e., abstentions and broker non-votes) will have no effect, as directors are elected by a plurality of votes cast. Except as otherwise provided in the Company's Restated Certificate of Incorporation or by law, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters to be voted upon at the Annual Meeting and any adjournment thereof, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock, and each record holder of Class B Common Stock entitled to ten votes per share of Class B Common Stock. The Company's Restated Certificate of Incorporation provides that the holders of the Class A Common Stock vote separately as a class to elect 25% (not less than two directors) of the Company's Board of Directors.

  The Board of Directors does not intend to bring any matter before the Annual Meeting except as specifically indicated in the notice, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of April 15, 1999 with respect to the beneficial ownership of the Class A Common Stock and Class B Common Stock, by (i) each beneficial holder of more than five percent of any class of the Company's voting securities, (ii) each director and nominee for director of the Company who owns shares of any class of the Company's voting securities, (iii) the Company's Chief Executive Officer, and each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person listed has sole voting power with respect to the shares beneficially owned by such person.

                             Class A Common Stock       Class B Common Stock
                             -------------------------- -----------------------
Name of                       Number of                  Number of
Beneficial Owner               Shares          Percent    Shares       Percent
----------------             ------------     --------- ------------- ---------
Kenneth D. Cole (1)........     5,997,898(2)      45.9      5,785,398       100%
Paul Blum (1)..............       212,602(3)       2.9
Stanley A. Mayer (1).......       154,000(4)       2.1
Denis F. Kelly.............        87,500(5)       1.2
Robert C. Grayson..........        19,583(6)         *
Jeffrey G. Lynn............        18,334(7)         *
Susan Q. Hudson (1)........         6,333(8)         *
Harry M. Kubetz (1)........         2,500(9)         *
FMR Corp...................       794,000(10)     10.9
Baron Capital Group........       745,500(11)     10.2
Lord Abbett & Co...........       659,260(12)      9.0
State of Wisconsin
 Investment Board..........       500,000(13)      6.9
All directors, nominees for
 director and executive
 officers as a group (8
 persons)..................     6,430,325         49.7      5,785,398       100%

--------
*  Less than 1.0%

(1) The beneficial owner's address is c/o Kenneth Cole Productions, Inc., 152 West 57th Street, New York, NY 10019.

(2) Includes (a) 5,785,398 shares which Mr. Cole has the right to acquire within 60 days upon the conversion of 5,785,398 shares of Class B Common Stock held by Mr. Cole, (b) 100,000 shares held by The Kenneth Cole 1994 Charitable Remainder Trust, of which Mr. Cole is the sole trustee, (c) 50,000 shares held by the Kenneth Cole Foundation of which Mr. Cole is a co-trustee with his wife and (d) 62,500 shares which Mr. Cole has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan.

(3) Includes 48,000 shares which Mr. Blum has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan.

(4) Includes (a) 34,000 shares which Mr. Mayer has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan and (b) an aggregate of 120,000 shares which Mr. Mayer has the right to acquire within 60 days upon the exercise of options granted to him pursuant to certain stock option agreements with the Company.

(5) Includes 37,500 shares which Mr. Kelly has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan. Mr. Kelly's address is c/o Prudential Securities Incorporated, One New York Plaza, New York, NY 10292.

(6) Includes 9,583 shares which Mr. Grayson has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan. Mr. Grayson's address is Robert C. Grayson & Associates, Inc., 1 Lafayette Place, Greenwich, CT 06830.

(7) Includes 18,334 shares which Mr. Lynn has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan. Mr. Lynn's Address is c/o Dunham's Athleisure Corp., 5000 Dixie Highway, Waterford, Michigan 48329.

(8) Includes 6,333 shares which Ms. Hudson has the right to acquire within 60 days upon the exercise of options granted to her under the Company's 1994 Stock Option Plan.

(9) Includes 2,500 shares which Mr. Kubetz has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan.

(10) As reported on Schedule 13(g) as filed with the Securities and Exchange Commission on February 1, 1999.

(11)  As reported on Schedule 13(f).

(12) As reported on Schedule 13(g) as filed with the Securities and Exchange Commission on February 12, 1999.

(13) As reported on Schedule 13(g) as filed with the Securities and Exchange Commission on January 16, 1999.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

  Six Directors are to be elected at the Annual Meeting to serve for a term of one year and until their respective successors have been elected and shall qualify. Each proxy received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote in their discretion for a nominee, if any, that may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

Nominees for Director

  The Company's Board of Director has nominated six directors to be elected to the Board of Directors at the Annual Meeting, each of whom is currently a Director of the Company: Kenneth D. Cole, Paul Blum, Stanley A. Mayer, Robert
C. Grayson, Denis F. Kelly and Jeffrey G. Lynn.

  Denis F. Kelly and Jeffrey G. Lynn are the nominees for director for election by the holders of the Class A Common Stock. The other nominees for director will be elected by the vote of the holders of the Class A Common Stock and the holder of the Class B Common Stock voting together as a single class.

  Certain information concerning the nominees is set forth below:

                                                                                Year Became
          Name           Age                Principal Occupation                a Director
          ----           ---                --------------------                -----------
Kenneth D. Cole.........  45 President and Chief Executive Officer                 1982
Paul Blum...............  39 Executive Vice President, Chief Operating Officer     1994
Stanley A. Mayer........  51 Executive Vice President, Chief Financial Officer,    1994
                             Treasurer and Secretary
Robert C. Grayson.......  54 Management Consultant                                 1996
Denis F. Kelly..........  49 Managing Director, Prudential Securities Inc.         1994
Jeffrey G. Lynn.........  49 Chairman, President and Chief Executive Officer,      1995
                             Dunham's Athleisure Corp.

  Kenneth D. Cole has served as the Company's President and Chief Executive Officer since its inception in 1982. Mr. Cole was a founder, and from 1976 through 1982, a senior executive of El Greco, Inc., a shoe manufacturing and design company which manufactured Candie's women's shoes. Mr. Cole is on the Boards of

Directors of the American Foundation for AIDS Research ("AmFAR") and H.E.L.P., a New York agency that provides temporary housing for the homeless. In addition, Mr. Cole is a Director and President of each of the wholly-owned subsidiaries of the Company.

  Paul Blum has served as Chief Operating Officer since February 1998. He also has served as Executive Vice President of the Company since May 1996 and as Senior Vice President from August 1992 until May 1996. Mr. Blum joined the Company in 1990. From 1982 until 1990, Mr. Blum served as Vice President and was a principal shareholder of The Blum Co., a fashion accessory firm, the assets of which were purchased in 1990 by the Company.

  Stanley A. Mayer has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since March 1988. From 1986 until joining the Company, Mr. Mayer held the position of Vice President-Finance and Administration of Swatch Watch USA, Inc. Mr. Mayer was the Controller of the Ralph Lauren and Karl Lagerfeld womenswear divisions of Bidermann Industries, USA, Inc. from 1979 until 1986. In addition, Mr. Mayer is the Vice President and Secretary of each of the wholly-owned subsidiaries of the Company.

  Robert C. Grayson, is President of Robert C. Grayson & Associates, Inc. and Vice Chairman of Berglass-Grayson, consulting firms. From 1992-1996, Mr. Grayson served initially as an outside consultant to Tommy Hilfiger Corp., a wholesaler and retailer of men's sportswear and boyswear, and later accepted titles of Chairman of Tommy Hilfiger Retail, Inc. and Vice Chairman of Tommy Hilfiger Corp. From 1970 to 1992, Mr. Grayson served in various capacities for Limited Inc., including President and CEO of Lerner New York from 1985 to 1992, and President and CEO of Limited Stores from 1983 to 1985.

  Denis F. Kelly is a Managing Director and the head of the Mergers and Acquisitions Department at Prudential Securities Incorporated since July 1993. From 1991 until 1993, Mr. Kelly was President of Denbrook Capital Corp., a merchant banking firm. Mr. Kelly was at Merrill Lynch from 1980 to 1991, where he served as Managing Director, Mergers & Acquisitions from 1984 to 1986, and then as a Managing Director, Merchant Banking, from 1986 to 1991. Mr. Kelly is a director of MSC Industrial Direct, Inc.

  Jeffrey G. Lynn has been the Chairman, President and Chief Executive Officer of Dunham's Athleisure Corp., a specialty retailer of sportswear, since 1987. Mr. Lynn joined Dunham's Athleisure Corp. in 1985 and served as president until 1987. Prior to 1985, he served as Executive Vice President of the Musicland Group, a specialty retailer of audio/video entertainment software. Mr. Lynn is a director of English Gardens and Fairlane Florists, Inc. and SOL Capital Management Company.

  There are no family relationships among any directors or executive officers of the Company.

The Board of Directors recommends a vote "FOR" all nominees.

Named Executive Officers

  Kenneth D. Cole, Stanley A. Mayer, Paul Blum, Harry Kubetz and Susan Q. Hudson are the named executive officers of the Company. Mr. Blum and Ms. Hudson have entered into employment agreements with the Company as described under the caption "Executive Compensation--Employment Contracts".

  Certain information regarding the named executive officers of the Company, other than Mr. Kubetz and Ms. Hudson, is set forth above.

  Harry Kubetz, age 46, has served as Senior Vice President of Operations since joining the Company in April 1996. Prior to joining the Company, Mr. Kubetz was President of "No Fear" Footwear, Inc. from 1994 until 1996. From 1992 until 1994 Mr. Kubetz was Executive Vice President of Asco General Supplies, a Hong Kong company.

  Susan Q. Hudson, age 39, has served as Senior Vice President--Wholesale Footwear since June 1998. Ms. Hudson had served as Divisional President--Men's Footwear since 1996 and as Vice President in charge of men's footwear since 1990. Prior to joining the Company, Ms. Hudson was at LA Gear, where she served as Regional Sales Manager.

Governance of the Company

  In accordance with applicable New York law, the business of the Company is managed under the direction of its Board of Directors, which establishes the overall policies and standards for the Company and reviews performance of management. The directors are kept informed of the Company's operations at meetings of the Board of Directors and committees of the Board and through reports, analyses and discussions with management.

  The Board of Directors meets quarterly. In addition, significant communications between the directors and the Company occur apart from the regularly scheduled meetings of the Board of Directors and its Committees. During 1998 there were four regularly scheduled meetings of the Board of Directors. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors.

Committees of the Board of Directors

  The Board of Directors of the Company has standing Audit and Compensation Committees; it does not have a standing Nominating Committee.

  The Audit Committee, composed of Mr. Kelly, Mr. Lynn and Mr. Grayson, represents the Board of Directors in discharging its responsibilities relating to the accounting, reporting, financial and internal control practices of the Company. The Audit Committee has general responsibility for reviewing with management the financial and internal controls and the accounting, audit, and reporting activities of the Company. The Audit Committee annually reviews the qualifications and objectivity of the Company's independent auditors, makes recommendations to the Board of Directors as to their selection, reviews the scope, fees and results of their audit and is informed of their significant audit findings and management's responses thereto. During 1998, the Audit Committee met two times.

  The Compensation Committee, composed of Mr. Kelly, Mr. Lynn and Mr. Grayson, none of whom are current or former employees of the Company, is responsible for approving salaries, bonuses and other compensation for the Company's Chief Executive Officer and named executive officers, reviewing management recommendations relating to new incentive compensation plans and changes to existing incentive compensation plans, and for administering the Company's 1994 Stock Option Plan, including granting options and setting the terms thereof pursuant to such plan (all subject to approval by the Board of Directors). The Compensation Committee conducts an annual review of the performance of the Company's Chief Executive Officer. The Compensation Committee is authorized to consult with independent compensation advisors. During 1998, the Compensation Committee met two times.

Director Compensation

  Directors who are also employees of the Company are not paid any fees or other remuneration, as such, for service on the Board of Directors or any of its Committees.

  Each non-employee director receives a retainer of $3,000 per quarter. In addition, non-employee directors receive $1,000 for each regularly scheduled quarterly Board meeting they attend. The Company's 1994 Stock Option Plan provides that non-employee directors each receive (i) a grant of an option to purchase 5,000 shares of Class A Common Stock upon agreeing to serve as a director, pro rated based upon the number of months remaining until the next annual meeting of shareholders and (ii) an annual grant of an option to purchase 5,000 shares of Class A Common Stock to be made at the first meeting of the Company's Board of Directors following each annual meeting of shareholders. All options granted to non-employee directors are at an initial per share option price equal to 100% of the fair market value of the Class A Common Stock on the date of grant. The options granted to the non-employee directors expire ten years from the date of grant and vest in 50% increments on the first and second anniversaries of the grant. In addition, non-employee directors are reimbursed by the Company for all expenses related to meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

  Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 (the "Act") and on written representations from its executive officers, directors and persons who beneficially own more than 10% of the Class A Common Stock, the Company believes that all filing requirements of Section 16(a) of the Act were complied with during the year ended December 31, 1998.

                            EXECUTIVE COMPENSATION

                          Summary Compensation Table

  The following table sets forth the aggregate compensation awarded to, earned by or paid to the Company's Chief Executive Officer and to each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at December 31, 1998 (together, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 1998, 1997 and 1996.

                                                                   Long-Term
                                   Annual Compensation        Compensation Awards
                              ------------------------------ ---------------------
                                                             Restricted Securities
Name and                                        Other Annual   Stock    Underlying      Other
Principal Position       Year  Salary   Bonus   Compensation Awards ($)  Options   Compensation (1)
------------------       ---- -------- -------- ------------ ---------- ---------- ----------------
Kenneth D. Cole......... 1998 $700,000 $504,000                           75,000
 President and Chief     1997  600,000  245,000                           50,000
 Executive               1996  500,000                                    50,000

Paul Blum............... 1998  400,000  240,000                           40,000        $7,866
 Executive Vice          1997  300,000  140,000                           20,000           692
 President & COO         1996  250,000  175,000                           20,000         1,500

Stanley A. Mayer........ 1998  250,000  120,000                           20,000         1,600
 Executive Vice          1997  215,000   93,000                           10,000         1,600
 President & CFO         1996  200,000  108,000                           10,000         1,500

Susan Q. Hudson......... 1998  225,000   67,000                           10,000         1,600
 Senior Vice President   1997  175,000   40,000                            5,000         1,600
                         1996  165,000   40,000                                          1,500

Harry Kubetz............ 1998  220,000   66,000                           10,000           654
 Senior Vice President   1997  200,000   20,000                           10,000           633
                         1996  124,658   50,000                            5,000

  No stock appreciation rights, long-term incentive plan payouts or restricted stock awards, as defined in the applicable regulations of the Securities and Exchange Commission, were awarded to, earned by or paid to any of the Named Executive Officers during any of the last three years.

--------
(1) Amounts represent the Company's matching contribution to the 401(k) plan and for Mr. Blum, it includes a car allowance of $7,200.

                          Option Grants in Last Year

  The following table sets forth certain information concerning options to purchase Class A Common Stock ("Options") granted during 1998 to the Named Executive Officers:

                                                                Potential Realizable
                                                                  Value At Assumed
                                                                Rates of Stock Price
                                                                  Appreciation for
                    Individual Grants (1)                          Option Term (2)
--------------------------------------------------------------- ---------------------
                  Number of   Percent of
                  Securities Total Options
                  Underlying  Granted to              Exercise
                   Options     Employees     Price   Expiration
Name               Granted      in Year    ($/Share)    Date       5%         10%
----              ---------- ------------- --------- ---------- --------- -----------
Kenneth D. Cole     75,000       22.3%      $17.375   2-28-08   $ 819,528 $ 2,076,845
Paul Blum           40,000       11.9%      $17.375   2-28-08   $ 437,082 $ 1,107,651
Stanley A. Mayer    20,000        6.0%      $17.375   2-28-08   $ 218,541 $   553,825
Harry Kubetz        10,000        3.0%      $17.375   2-28-08   $ 109,270 $   276,913
Susan Q. Hudson     10,000        3.0%      $17.375   2-28-08   $ 109,270 $   276,913

--------
(1) All options have a term of 10 years and were granted at a per share price equal to the fair market value of the Class A Common Stock on the date of grant. Option grants of 5,000 or greater are exercisable as to 10%, 30% 50%, 70%, and 100% of the shares underlying the options on the first, second, third, fourth and fifth anniversaries of the date of grant, respectively.

(2) The dollar amounts in these columns are the result of calculations at the five and ten percent rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Class A Common Stock.

      Aggregated Option Exercises in Last Year and Year-End Option Values

  The following table sets forth information for the Named Executive Officers regarding the exercise of Options during 1998 and the value of unexercised options as of December 31, 1998.

                                         Number of Securities      Value of Unexercised
                    Shares              Underlying Unexercised         In-The-Money
                   Acquired    Value    Options at Year End (#)     At Year-End ($)(1)
                  On Exercise Realized ------------------------- -------------------------
Name                  (#)       ($)                Unexercisable Exercisable Unexercisable
----              ----------- -------- Exercisable ------------- ----------- -------------
Kenneth D. Cole          0          0     33,333      141,667    $   84,166    $145,209
Paul Blum           76,000    960,238      2,000      162,000         8,000     904,000
Stanley A. Mayer    32,950    710,828    149,000       39,000     2,348,500      63,500
Harry M. Kubetz          0          0      1,000       24,000         3,000      40,750
Susan Q. Hudson      3,000     36,927      4,667       13,333        43,188      23,625

--------
(1) The value of unexercised, in-the-money options, is the difference between the exercise price of the options and the fair market value of the Class A Common Stock at December 31, 1998 ($18.75).

 Compensation Committee Interlocks and Insider Participation

  The Company's Board of Directors approves compensation decisions recommended by the Compensation Committee. Kenneth D. Cole, Paul Blum and Stanley A. Mayer, each of whom are executive officers and directors of the Company, participated in the Board's deliberations regarding certain executive compensation. Mr. Blum received salary and bonus for 1998 pursuant to his employment agreement with the Company. See "Employment Agreements."

 Employment Agreements

  The Company presently does not have an employment agreement with Mr. Cole. However, the Compensation Committee has established Mr. Cole's annual salary for 1999 at $700,000. In addition, Mr. Cole is eligible to receive an annual incentive bonus in accordance with the Kenneth Cole Productions, Inc. 1999 Bonus Plan. See "Compensation Committee Report on Executive Compensation."

  In June 1998, the Company amended its employment agreement with Mr. Blum. The employment agreement provides for his employment as the Company's Chief Operations Officer through December 31, 1999. Pursuant to this agreement, Mr. Blum received annual compensation in 1998 in the amount of $400,000. In addition, Mr. Blum is eligible to an annual bonus based on the Company's attainment of varying levels of pre-tax earnings. For the year ended December 31, 1998, Mr. Blum earned a bonus in the amount of $240,000.

  In the event Mr. Blum's employment is terminated by the Company without "cause," or by him for "Good Reason," (each as defined in his employment agreement), he will be entitled to receive (i) his base salary through the end of the term of the agreement, and (ii) an amount equal to one year's bonus payable in 12 monthly installments. In addition, all outstanding options held by Mr. Blum will immediately vest. In the event such termination occurs after a "Change in Control" of the Company (as defined in the employment agreement), he will receive an additional one year's salary and bonus. These payments are subject to reduction, at the discretion of the Board of Directors, if necessary to ensure that no portion of such compensation will not be deductible for tax purposes by reason of Section 280G of the Internal Revenue Code.

  In October 1997, the Company entered into an employment agreement with Ms. Hudson. Pursuant to this agreement, Ms. Hudson is eligible to receive an annual salary adjustment and bonus incentive in accordance with the criteria established by the Compensation Committee. The employment agreement contains non-compete provisions and also provides for severance payments to Ms. Hudson in the event that the Company terminates Ms. Hudson's employment during the employment period for any reason other than cause, equal to 12 months salary.

                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors which consists of three independent outside directors, establishes and administers the policies that govern the compensation of all executive officers of the company. The Committee considers the performance of the executive officers and makes recommendations concerning their compensation levels. All decisions by the Committee relating to the compensation for the Company's executive officers are reviewed and approved by the full Board of Directors.

  The Company's compensation policies aim to align the financial interests of the Company's management with those of its shareholders. The Company's executive compensation philosophy also seeks to recognize individual initiative and achievements and assist in attracting, motivating and retaining a group of high-performing executives.

  Compensation for the executive officers, including the Named Executive Officers, consists of the following elements: base salary, annual incentive bonus, options granted under the 1994 employee stock option plan and other benefits typically offered to corporate executives.

SECTION 162 (M) OF THE INTERNAL REVENUE CODE OF 1986

  It is the Compensation Committee's policy to seek to qualify executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee has reviewed the company's executive compensation structure in light of the current tax law. The Compensation Committee believes that compensation resulting from grants made under the Kenneth Cole 1994 Employee Stock Option Plan will be fully deductible when an option is exercised. The Compensation Committee also believes that payments under the 1999 Bonus Plan will be fully deductible. Withdrawals under the Company's deferred compensation plan may not be fully deductible to the extent that compensation related to base salary for a particular executive exceeds the $1.0 million limit in any tax year.

Executive Officers' 1998 Compensation

 Salary

  Base salaries for executive officers are initially determined by competitive requirements to recruit the executive. Salaries are then reviewed annually with the recommended adjustments made based upon the individual performance of each executive officer and his/her contribution in achieving the company's goals.

 Annual Incentive Bonus

  The Company's Annual Incentive Bonus Plan is designed to allow management to share in the Company's success based on the company's attainment of varying levels of pre-tax earnings. At the beginning of each year, the Committee determines the incentive awards payable at varying levels of pre-tax earnings achieved by the company. Such awards are expressed as a percentage of year-end base salary and are payable in cash bonuses after year-end pursuant to this formula. Potential awards for 1999 range from 0% to 100% of executive officers base salaries, based on the actual level of pre-tax earnings achieved each year relative to the targeted goal, as well as the position of the executive officer. The performance based component of the award may range from 75% to 100% of the total award, as determined by the Committee at the beginning of each year.

  During 1998, the plan provided for awards to executive officers that, at the targeted pre-tax earnings goal, ranged from 20% to 60% of base salary, with an ability to double the awards based upon actual company performance. The 1998 bonus was 100% performance based with no discretionary component. During 1998 the Company exceeded its targeted pre-tax earnings goal, resulting in a range of executive bonuses from 24% to 72% of base salaries.

 Stock Options

  The Company's 1994 Employee Stock Option Plan was established to align the financial interests of the Company's shareholders and the executive officers by providing incentives that focus management's attention on the successful long-term strategic management of the business and appreciation in shareholder value as well as to help recruit, motivate and retain a high-performing group of senior and middle managers.

  All stock option awards are granted with an exercise price that is the fair value of the Company's Class A Common Stock on the date of grant. These awards provide value to the executive officers only when and to the extent that the value of the Company's common stock appreciates over the value of the date of grant. All employee stock option awards made in 1998 to executive officers have a term of ten years and vest annually over a five year period.

 Compensation of the Chief Executive Officer for 1998

  Kenneth D. Cole is the President and Chief Executive Officer of the Company. For 1998, the Compensation Committee established Mr. Cole's base salary at $700,000 after considering his contribution to the continued growth, profitability and strategic direction of the Company. The annual incentive bonus portion of Mr. Cole's compensation was based on the Company's achievement of targeted pre-tax earnings, as established by the Committee. During 1998, the Company exceeded its targeted pre-tax earnings goal, resulting in a bonus for Mr. Cole of $504,000, which equaled 72% of his base salary. During 1998, Mr. Cole received 75,000 options with an exercise price of $17.375, the market price of the Class A Common Stock on the date of grant. The equity grant made to Mr. Cole was based primarily on his past and expected future contributions to the achievement of the Company's strategic objectives. Mr. Cole's 1999 performance-based compensation will be determined in accordance with the Kenneth Cole 1999 Bonus Plan, which was adopted by the Company in March 1999 and put forth to Shareholder approval at the 1999 Annual Meeting of Shareholders. (See Proposal Three: "Kenneth Cole Productions, Inc. 1999 Bonus Plan.")

  The Compensation Committee believes that the total fiscal year 1998 compensation payable to Mr. Cole is consistent with the Company's executive compensation philosophy described above. The Committee also noted that, as depicted by the graph that follows this report, the cumulative total return achieved by the Company's shareholders since the Company's initial public offering exceeds the return for the general and industry-specific indices.

                                              Compensation Committee

                                              Robert C. Grayson
                                              Denis F. Kelly
                                              Jeffrey G. Lynn

Stock Performance Graph

  The following graph compares the yearly percentage change in the cumulative total shareholder return on the Class A Common Stock during the period beginning on June 3, 1994 (the date on which the Class A Common Stock began trading on the New York Stock Exchange) and ending on December 31, 1998 with the cumulative total return on the Standard & Poor's 500 Composite Index and the Standard & Poor's Footwear Index. The comparison assumes that $100 was invested on June 3, 1994 in the Class A Common Stock in the foregoing indices and assumes the reinvestment of dividends.


                COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN*
           AMONG KENNETH COLE PRODUCTIONS, INC., THE S & P 500 INDEX
                         AND THE S & P FOOTWEAR INDEX


          KENNETH COLE
          PRODUCTIONS, INC.     S & P 500   S & P FOOTWEAR

6/3/94     100                     100             100
6/94        94                      98              99
9/94       163                     102             104
12/94      175                     102             120
3/95       213                     112             117
6/95       278                     123             121
9/95       293                     133             146
12/95      313                     141             163
3/96       298                     148             184
6/96       329                     155             230
9/96       315                     160             267
12/96      258                     173             270
3/97       350                     178             285
6/97       272                     209             271
9/97       272                     224             253
12/97      268                     231             182
3/98       335                     263             204
6/98       431                     272             220
9/98       299                     245             161
12/98      313                     297             178


*$100 INVESTED ON 6/3/94 IN STOCK OR ON 5/31/94
IN INDEX, INCLUDING REINVESTMENT OR DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

                                                                     Cumulative
                                                                    Total Return
                                                                    ------------
Kenneth Cole Productions, Inc. Class A Common Stock................     $
S & P 500 Composite Index..........................................     $
S & P Footwear Index...............................................     $

                 CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

  During 1998, the Company made payments of approximately $186,000 to two companies in connection with the hire and use of an aircraft owned by Cole Aeronatics, Inc., whereby Kenneth D. Cole is the sole shareholder. All transactions were made on similar terms and conditions that could have been obtained with unrelated third parties.

                 PROPOSAL TWO: AMENDMENT OF STOCK OPTION PLAN

  The Kenneth Cole 1994 Stock Option Plan, (the "Plan") authorizes the issuance of an aggregate of up to 1,500,000 Class A Common Shares to employees, officers and directors of the Company.

  As of December 31, 1998, 1,367,583 options, net of forfeitures, were granted under the Plan, of which 342,145 have been exercised. As of December 31, 1998, 241,986 of the outstanding options granted had vested and were exercisable and 132,417 shares were available for future grants under the Plan.

  In March 1999, the Board of Directors of the Company amended the Plan to increase by 500,000 the number of Class A Common Shares authorized for issuance in connection with options granted to employees, officers and Directors of the Company. The Plan as amended is subject to the approval of the Company's shareholders at the Annual Meeting.

  Set forth below is a description of the general terms and conditions of the Plan and certain federal income taxes consequences of Plan participation.

Purpose and Eligibility

  The primary purpose of the Plan is to induce key employees, consultants and members of the Board of Directors who are neither employees nor officers of the Company ("Non-Employee Directors") to remain in the services of the Company, to attract new key employees, consultants, and Non-Employee Directors and to encourage such key employees, consultants and Non Employee Directors to acquire stock ownership in the Company. The Plan contemplates the issuance of options that qualify as "incentive stock options." ("Incentive Options") under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options that do not qualify as "incentive stock options" ("Non Qualified Options") under Section 422 of the Code (collectively, "Options") or a combination thereof, as determined by a committee of the Board of Directors of the Company (the "Committee"). Options may be granted to key employees, consultants or Non Employee Directors (collectively, "Eligible Persons"). However, Incentive Options may only be granted to key employees. In accordance with certain provisions of the Plan, Incentive Options may be granted to an Employee who owns immediately after such option is granted ten percent (10%) or more of either the outstanding voting shares of the Company or the value of all classes of stock of the Company ("10% Shareholder") as defined in Sections 422 and 424 of the Code. At present, the approximate number of Eligible Persons is one thousand.

  The aggregate number of Class A Common Shares with respect to which Options may be granted under the Plan is 2,000,000. The aggregate number of Class A Common Shares with respect to which Options may be granted to any Eligible Person in any fiscal year is 100,000. As of the date of the Proxy Statement, approximately 615,000 Class A Common Shares remain available for issuance under the Plan and approximately 1,015,000 Class A Common Shares remain subject to outstanding Options under the Plan.

Administration

  The Plan is administered by the Committee, which consists of not less than two Non-Employee Directors. To the extent the composition of the Board of Directors permits, the members of the Committee must be both "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act and "outside directors" for purposes of Section 162(m) of the Code. The members of the Committee are appointed by the Board of Directors and serve at the pleasure of the Board of Directors. The Committee, in its sole discretion, has the authority, among other things: to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respected option agreements or certificates; to determine the Eligible Persons to whom Options will be granted ("Participants") and the time or times and prices at which grants will be made and become exercisable and forfeitable; to determine the number of Class A Common Shares covered by an Option and whether such Option shall be an Incentive Option or a Non Qualified Option; and to make all other determinations necessary or advisable for the administration of the Amended Stock Plan; provided, however that Non Employee Directors who are members of the Committee shall only be granted Options in accordance with Section 6B of the Plan (relating to the "Non Employee Directors' Formula Options" (as defined below)). All determinations and interpretations made by the Committee are final, binding and conclusive on all Participants and on their legal representatives and beneficiaries.

Non Employee Directors' Formula Options

  Pursuant to the terms of the Plan, each Non Employee Director will be granted an Option (a "Non Employee Director's Formula Option") to purchase a certain number of Class A Common Shares at an initial per share option price equal to the fair market value on the date of grant, provided that the initial per share option price of a Non Employee Director's Formula Option granted upon the effective date of the Company's first registration statement under the Securities Act of 1993, shall be equal to the initial public offering price in the offering made under such registration statement. Each Non Employee Director's Formula Option has a term of ten years from the date of grant and vests in fifty percent (50%) increments on the first and second anniversaries of the grant.

Terms and Conditions of Options

  In no event will the initial per share option price of the Class A Common Shares covered by an Incentive Option be less than 100% of the fair market value of each share on the date of grant. The initial per share option price of the shares subject to an Incentive Option granted to a 10% Shareholder will not be less than 110% of the fair market value of such shares at the time the Incentive Option is granted. The initial per share option price of the Class A Common Shares covered by a Non Qualified Option (other than a Non Employee Director's Formula Option) shall not be less than 85% of the fair market value of each share on the date of grant. In the event the fair market value of the Class A Common Shares declines below the option price set forth in any Option, the Committee may, at any time, adjust, reduce, cancel and regrant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Class A Common Shares, provided, however, that none of the above actions may be taken without prior approval of the Board of Directors and none of the above actions may be taken with respect to a Non Employee Director's Formula Option.

  The Committee may, in its discretion, provide for the exercisability of any Option, other than Non Employee Directors' Formula Options, at the time of grant. If the Committee does not so provide, then a Participant shall become entitled to exercise one-third of the Class A Common Shares subject to such Option on the second anniversary of the date of grant, another one-third of such shares on the third anniversary of the date of grant and the remaining one-third of such shares on the fourth anniversary of the date of grant. The Committee may, in its discretion, permit any Option other than a Non Employee Directors' Formula Option, to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable. The term of each Option cannot exceed ten years from the date of grant. However, any Incentive Option granted to a 10% Shareholder cannot be exercisable after the expiration of five years from the date the Incentive Option is first granted, of the Class A Common Shares subject to such Incentive Option which may become exercisable for the first time by any Employee during any calendar year exceeds $100,000, such excess shall be treated as a Non Qualified Option.

  An Option may be exercised only by a written notice of intent to exercise such Option, with respect to a specific number of Class A Common Shares, and payment to the Company of the amount of the option price for the number of Class A Common Shares so specified; provided, however that all or a portion of such payment may be made in kind by the delivery of Class A Common Shares which the Participant has held for at least six months at the time of exercise, having a fair market value equal to the portion of the option price so paid; provided, further, however, that subject to the requirements of Regulation T under the Exchange Act, the Committee may implement procedures to allow a Participant's broker to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of the Participant, all or any portion of the Class A Common Shares issuable upon such exercise.

Termination of Employment

  Unless otherwise determined by the Committee, if a Participant ceases to be an employee, consultant or Non Employee Director of the Company for any reason other than death or his retirement on or after his 65th birthday, his Option shall terminate on the date he ceases to be an employee, consultant or Non Employee Director, unless by its terms it expires sooner. In the event a Participant ceases to be an employee, consultant or Non Employee Director by reason of his death or retirement on or after his 65th birthday, his Option shall become immediately exercisable in full and shall, to the extent not exercised, terminate upon the earlier of (a) three months after the date of the qualification of a representative of his estate or his retirement, (b) one year after the date of death or (c) the expiration date of such Option.

Adjustment of Number of Shares

  In the event that a dividend, payable in Class A Common Shares, is declared upon the Class A Common Shares, the number of Class A Common Shares then subject to any Option, the number of the Class A Common Shares reserved for issuance under the Plan but not yet subject to an Option, and the number of shares set forth in Sections 6B and 9B of the Plan, shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding Class A Common Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then each Class A Common Share subject to any Option, each Class A Common Share reserved for issuance under the Plan but not yet subject to an Option and each Class A Common Share referred to in Sections 6B and 9B of the Plan shall be substituted for the number and kind of shares of stock or other securities into which each outstanding Class A Common Share is being exchanged. In the event of any other material change in the capital structure of the Company, the Committee, in its sole discretion, may make an equitable or proportionate adjustment of the terms of any Option, and its decision thereon will be final, binding and conclusive. In the event of the dissolution of liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then except as provided on Section 13 of the Plan, each Option, to the extent not exercised, will terminate.

Termination or Amendment

  The Board of Directors may terminate the Plan at any time, provided that any Option outstanding under the Amended Stock Plan at the time of termination of the Plan will remain in effect until such Option is exercised or expires in accordance with its terms. Unless previously terminated, the Plan will terminate on the business day preceding the tenth anniversary of its effective date. The Board of Directors may at any time amend the Plan as it deems advisable. However, no such action may, without approval of a majority of the shareholders of the Company present in person or by proxy at any special or annual meeting of shareholders, increase the number of shares as to which Options may be granted under the Plan of increase the number of shares with respect to which Options may be granted to any Eligible person as provided in
Section 9B of the Plan. No termination or amendment of the Amended Stock Plan shall deprive a Participant of his rights under outstanding Options, without his consent.

Withholding of Taxes

  The Company, in its discretion, may require that a Participant pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligations to withhold federal, state, or local income or other taxes incurred by reason of the exercise of an Option or the transfer of shares thereupon. Procedures and permissible methods for satisfying withholding obligations will be arranged by the Participant with the Company.

Federal Income Tax Consequences

  The following is a brief discussion of the Federal income tax consequences of transactions under the Plan based on the Code, as in effect as of the date hereof. The Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

  Incentive Options. No taxable income is realized by the Participant upon the grant or exercise of an Incentive Option. If Class A Common Shares are issued to a Participant pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such Participant within two years after the date of grant or within one year after the transfer of such shares to such Participant, then (1) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such Participant as a long-term capital gain and any loss sustained will be long-term capital loss, and (2) no deduction will be allowed to the Participant's employer for Federal income tax purposes.

  If the Class A Common Shares acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of either holding period described above, generally (1) the participants will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and (2) the Participant's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the Participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

  Non Qualified Options. Except as noted below, with respect to Non Qualified Options, (1) no income is realized by the Participant at the time the Non Qualified Option is granted; (2) generally, at exercise, ordinary income is realized by the Participant in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Participant's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date as of which amounts are includable in income is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

New Plan Benefits

  Inasmuch as Options to all Participants under the Plan will be granted at the sole discretion of the Committee, such benefits under the Plan are not determinable. Compensation paid and other benefits granted in respect of the 1998 fiscal year to the named executive officers are set forth in the Summary Compensation Table.

  The affirmative vote of a majority of the shares voting, in person or by proxy, on the proposal at the Annual Meeting is required to approve the amendment of the Plan.

  The Board of Directors recommends a vote "FOR" Proposal Two.

        PROPOSAL THREE: KENNETH COLE PRODUCTIONS, INC. 1999 BONUS PLAN

  The Board of Directors has adopted and hereby submits to the stockholders for approval the Kenneth Cole Productions, Inc. 1999 Bonus Plan (the "Bonus Plan"). The Board of Directors believes that it is in the best interest of the Company and the stockholders to adopt a plan which provides for incentive compensation in the form of an annual bonus to key executives responsible for the success of the Company. Compensation payable under the Bonus Plan is based on annual corporate performance and is tied to an increase in stockholder value. The Bonus Plan is designed so that, if approved by the Company's stockholders, all compensation payable thereunder will be fully deductible by the Company under Section 162(m) of the Code.

  In prior years, the Company properly disclosed the performance criteria as required under the Internal Revenue Code. However, the Board of Directors did not seek Shareholder approval. Since the amounts paid for performance under the plan did not exceed $1.0 million, the compensation was deductible. As part of the proposal, the Board of Directors seeks approval of the Shareholders for the prior year's plans.

  The following is a summary of the material features of the Bonus Plan. A full copy of the Bonus Plan has been filed with the Securities and Exchange Commission.

Eligibility

  Participation in the Bonus Plan will be limited to the Chief Executive Officer and other executive officers of the Company designated by the Compensation Committee. Currently, only the Chief Executive Officer has been designated by the Compensation Committee for participation in the Bonus Plan. Employees who have not been designated for participation in the Bonus Plan may be entitled to incentive compensation at the discretion of the Compensation Committee.

Plan Administration

  The Bonus Plan will be administered by the Compensation Committee, which has full power and authority to determine which key executives of the Company will receive awards under the Bonus Plan, to set performance goals and bonus targets as of the commencement of any fiscal year, to interpret and construe the terms of the

Bonus Plan, and to make all determinations it deems necessary in the administration of the Bonus Plan, including the determination with respect to the achievement of performance goals and the application of such achievement to the bonus targets.

Performance Criteria; Bonus Awards

  For each plan year, the Compensation Committee will select the performance criteria to be used for that plan year. The permissible performance criteria under the Bonus Plan are: (I) pre-tax earnings; (ii) earnings per share, (iii) operating income; (iv) net sales; (v) licensing revenue; and (vi) net revenue. Performance goals may be based upon any one or a combination of performance criteria. The Compensation Committee will also determine the appropriate weight to be given to any applicable performance criteria for a plan year. The Compensation Committee will establish one or more performance goals not later than ninety (90) days following the commencement of each fiscal year for which annual bonus awards may be earned. At such time, the Compensation Committee will also establish a target bonus for each participant for each plan year, expressed as either a fixed dollar amount or as a percentage of a participant's base salary. Actual bonus awards may be less than, equal to or greater than the participant's target bonus, depending on the level of attainment of performance criteria.

Bonus Payouts

  At the end of every fiscal year for which bonus amounts can be earned, the Compensation Committee will make a written determination with respect to each participant as to the level of achievement of the performance goals. The percentage of achievement will then be applied to the bonus targets to determine the amount of bonus to be paid to each participant. However, the maximum bonus amount that any individual may earn for any fiscal year is $2,500,000.

Termination and Amendment

  The Board of Directors may amend or terminate the Bonus Plan at any time, provided that no amendment will be effective prior to approval by the Company's stockholders to the extent such approval is required by Section 162(m) of the Code or otherwise required by law.

New Plan Benefits

  Because the payment of an annual bonus under the Bonus Plan for any fiscal year is contingent on the achievement of the performance goals as of the end of the fiscal year, the Company cannot determine the amounts that will be payable or allocable for fiscal year 1999 or in the future. Consequently, the amount listed in the table below is based on Company performance for fiscal year 1998, determined as if the Compensation Committee's designated criteria and targets for 1999 had been in place during 1998.

     Name and Position              Dollar Value(1)                       Number of Units
     -----------------              ---------------                       ---------------
       Kenneth Cole                    $700,000                                 N/A

--------
(1) This amount is based on the achievement of approximately 100% of the 1999 performance goals set by the Compensation Option Committee, based on the Company's performance in 1998.

  The Board unanimously recommends a vote "FOR" approval of Proposal Three.

                     PROPOSAL FOUR: SELECTION OF AUDITORS

  Ernst & Young LLP has been selected by the Board of Directors as the independent auditors for the current year. Although shareholder ratification of the Board of Directors' selection is not required, the Board of Directors considers it desirable for the shareholders to pass upon the selection and, if the shareholders disapprove of the selection, to consider the selection of other independent certified public accountants for future years, since it would be impracticable to replace the Company's independent auditors so late in the current year.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from shareholders.

  The Board of Directors recommends a vote FOR ratification of the appointment of the independent auditors.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2000 must be received by December 1, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Shareholder proposals should be directed to the Secretary of the Company, at the address of the Company set forth on the first page of this proxy statement.

                          ANNUAL REPORT ON FORM 10-K

  THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. ANY SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO INVESTOR RELATIONS, 2 EMERSON LANE, SECAUCUS, NEW JERSEY 07094, OR INVESTRELATIONS@KCOLE.COM.

  Copies of the 1998 Annual Report to Shareholders are being mailed simultaneously with this Proxy Statement. If you want to save the Company the cost of mailing more than one Annual Report to the same address, the Company will discontinue, at your request to the Secretary of the Company, mailing of the duplicate copy to the account or accounts you select.

                                          By Order of the Board of Directors,

                                          Stanley A. Mayer
                                          Secretary

                         KENNETH COLE PRODUCTIONS, INC.
                                1999 BONUS PLAN
                                ---------------


1.  Purposes.
    --------

          The purposes of the Kenneth Cole Productions, Inc. 1999 Bonus Plan (the "Plan") are to attract and retain highly-qualified executives by providing appropriate performance-based short-term incentive awards and to serve as a qualified performance-based compensation program under Section 162(m) of the Code, in order to preserve the Company's tax deduction for compensation paid under the Plan to Covered Employees.

2.  Definitions.
    -----------
          The following terms, as used herein, shall have the following meanings:

    (a)  "Board" shall mean the Board of Directors of the Company.

    (b) "Bonus" shall mean any annual incentive bonus award granted pursuant to the Plan, the payment of which shall be contingent upon the attainment of Performance Goals with respect to a Plan Year.

    (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    (d)  "Committee" shall mean the Compensation Committee of the Board.

    (e) "Company" shall mean Kenneth Cole Productions, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

    (f) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code (or any successor provision).

    (g) "Executive Officer" shall mean an officer of the Company who, as of the beginning of a Plan Year, is an "executive officer" within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended.

    (h) "Participant" shall mean the chief executive officer and any other Executive Officer selected by the Committee to participate in the Plan.

    (i) "Performance Goals" shall mean the criteria and objectives that must be met during the Plan Year as a condition of the Participant's receipt of payment with respect to a Bonus, as described in Section 3 hereof.

    (j) "Plan" shall mean the Kenneth Cole Productions, Inc. 1999 Bonus Plan, as amended from time to time.

    (k)  "Plan Year" shall mean the Company's fiscal year.

    (l) "Stock" shall mean the Class A common stock of the Company, par value $0.01 per share.

    (m) "Subsidiary" shall mean any subsidiary of the Company that is designated by the Board or the Committee to have an Executive Officer participate in the Plan.

3.  Performance Goals.
    -----------------

          Performance Goals for each Plan Year shall be established by the Committee not later than March 30 of such year. Such Performance Goals may be expressed in terms of one or more of the following: (i) Pretax Earnings; (ii) Earnings Per Share; (iii) Operating Income; (iv) Net Sales; (v) Licensing Revenue; and/or (vi) Net Revenue. To the extent applicable, any such Performance Goal shall be determined in accordance with the Company's audited financial statements and generally accepted accounting principles and reported upon by the Company's independent accountants. In any event, such Performance Goals shall be established so that a third party having knowledge of the relevant facts could determine whether such Performance Goals are met. Performance Goals may include a threshold level of performance below which no Bonus payment shall be made, levels of performance at which specified percentages of the target Bonus shall be paid, and a maximum level of performance above which no additional Bonus shall be paid. The Performance Goals established by the Committee may be (but need not be) different for each Plan Year and different Performance Goals may be applicable to different Participants.

4.  Bonuses.
    -------

    (a)  In General.  For each Plan Year commencing with the Plan Year ending
         ----------
December 31, 1999, the Committee shall, no later than the time specified in paragraph 3 hereof, specify the Performance Goals applicable to such Plan Year and the amount of the target Bonus for each Participant with respect to such Plan Year. A Participant's target Bonus for each Plan Year shall be expressed as a dollar amount or as a percentage of such Participant's base salary for such Plan Year, provided that, if expressed as a percentage of a Participant's base salary, the amount of such base salary for purposes of the Plan may not be increased for such Plan Year after the date on which the target Bonus is so established. Payment of a Bonus for a particular Plan Year shall be made only if and to the extent the Performance Goals with respect to such Plan Year are attained and, unless otherwise provided by the Committee in its discretion in connection with terminations of employment, only if the Participant is employed by the Company or one of its Subsidiaries on the last day of such Plan Year. The actual amount of a Bonus payable under the Plan shall be determined as a percentage of the Participant's target Bonus, which percentage may vary depending upon the extent to which the Performance Goals have been attained and may be lesser than, greater than, or equal to 100%. The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant, in each case based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Covered Employee for any Plan Year.

     (b) Limitation on Bonuses. Notwithstanding anything to the contrary
         ---------------------
contained in this Plan, the maximum Bonus which may be earned by any Participant under the Plan in respect of any Plan Year (prior to giving effect to any election to defer receipt of all or any portion thereof) shall not exceed $3,000,000.

      (c) Time of Payment. Unless otherwise determined by the Committee, or except as provided in Section 6(e) hereof, all payments in respect of Bonuses granted under this Section

4 shall be made no later than a reasonable period after the end of the Plan Year. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee in connection with terminations of employment and except as provided in Section 6(e) hereof, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee in writing.

       (d) Form of Payment. Payment of a Participant's Bonus for any Plan Year
           ---------------
shall be made in cash.

       (e) Deferral Elections. The Company may give each Participant the right,
           ------------------
in accordance with rules and regulations to be established by the Committee, to elect to defer the receipt of any or all of such Participant's Bonus under the Plan in respect of any Plan Year.

5.  Administration.
    --------------

          The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Bonuses; to determine the persons to whom and the time or times at which Bonuses shall be granted; to determine the terms, conditions, restrictions and performance criteria relating to any Bonus; to make adjustments in the Performance Goals in response to changes in applicable laws, regulations, or accounting principles to the extent not inconsistent with
Section 162(m) of the Code and the regulations thereunder; to the extent provided in Section 4(a) hereof, to reduce the compensation payable upon attainment of Performance Goals; to construe and interpret the Plan and any Bonus; to prescribe, amend and rescind rules and regulations relating to the Plan, including but not limited to rules and regulations referred to in Sections 4(d) and 4(e) hereof; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

          The Committee shall consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) of the Code. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

          No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Bonus granted hereunder.


6.  General Provisions.
    ------------------

    (a) Compliance with Legal Requirements. The Plan and the granting of
        ----------------------------------
Bonuses, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

    (b) No Right To Continued Employment. Nothing in the Plan or in any Bonus
        --------------------------------
granted shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

    (c)  Withholding Taxes.  The Company or Subsidiary employing any Participant
         -----------------
shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments.

    (d) Amendment and Termination of the Plan. The Board may at any time and
        -------------------------------------
from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Additionally, the Committee may make such amendments as it deems necessary to comply with other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Bonus theretofore granted under the Plan.

    (e) Participant Rights. No Participant shall have any claim to be granted
        ------------------
any Bonus under the Plan, and there is no obligation for uniformity of treatment among Participants.

    (f) Unfunded Status of Bonuses. The Plan is intended to constitute an
        --------------------------
"unfunded" plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant pursuant to a Bonus, nothing contained in the Plan or any Bonus shall give any such Participant any rights that are greater than those of a general creditor of the Company.

    (g) Governing Law. The Plan and the rights of all persons claiming hereunder
        -------------
shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

    (h) Effective Date. The Plan shall first be effective with respect to the
        --------------
1999 Plan Year, but only if the Plan shall have been approved at the 1999 annual meeting by the requisite vote approval of the shareholders of the Company.

    (i) Interpretation. The Plan is designed and intended to comply with Section
        --------------
162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply.

    (j) Term. No Bonus may be granted under the Plan with respect to any Plan
        ----
Year after the Plan Year ending December 31, 2003. Bonuses made with respect to the Plan Year ending December 31, 2003 or prior years, however, may extend beyond the Plan Year ending December 31, 2003 and the provisions of the Plan shall continue to apply thereto.

                        KENNETH COLE PRODUCTIONS, INC.
                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 27, 1999

                 Solicited on Behalf of the Board of Directors

        The undersigned hereby authorizes Kenneth D. Cole and Stanely A. Mayer, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class A Common Stock of Kenneth Cole
Productions, Inc., (the "Company"), held of record by the undersigned, at the Annual Meeting of Shareholders of the Company to be held at the Company's administrative offices, 2 Emerson Lane, Secaucus, N.J. 07094, on Thursday, May 27, 1999 at 10:00 a.m. local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

        The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated in each case, April 22, 1999. All other proxies heretofore given by the undersigned to vote shares of the Company's Class A Common Stock are expressly revoked.

        The shares represented by this proxy will be voted as described on the reverse hereof by the Shareholder. If not otherwise directed, this proxy will be voted FOR the election as directors of all nominees nominated in Item 1 and FOR proposals 2, 3 and 4.


(Continued and to be dated and signed on the reverse side.)


                                        KENNETH COLE PRODUCTIONS, INC.
                                        P.O. BOX 11397
                                        NEW YORK, N.Y. 10203-0397

[_]

1. Election of Directors  FOR all nominees   WITHHOLD AUTHORITY     *EXCEPTIONS
                          listed below       to vote for all
                                             nominees listed below.


Nominees: Paul Blum, Kenneth D. Cole, Robert C. Grayson, Denis F. Kelly, Jeffrey
G. Lynn, Stanley A. Mayer

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ___________________________________________________________________


2. To amend the Kenneth Cole 1994 Employee Stock Option Plan to increase by 500,000 the number of shares authorized for issuance thereunder.

   FOR [_]      AGAINST [_]      ABSTAIN [_]


3. To approve the Kenneth Cole Productions, Inc. 1999 Bonus Plan.

   FOR [_]      AGAINST [_]      ABSTAIN [_]


4. To ratify the selection by the Board of Directors of Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 1999.

   FOR [_]      AGAINST [_]      ABSTAIN [_]

                                            Change of Address or
                                            Comments Mark Here     [_]

                                        Please sign exactly as the name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation please
                                        sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.


                                        Dated: _________________________. 199__


                                        _______________________________________
                                                       Signature

                                        _______________________________________
                                                       Signature

                                        Votes must be indicated
                                        (x) in Black or Blue ink.  X

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)